                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               JABIL CIRCUIT, INC.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                              JABIL CIRCUIT, INC.

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 23, 1997

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Jabil Circuit, Inc., a Delaware corporation (the "Company"), will be held on Thursday, January 23, 1997 at 10:00 a.m., local time, at the Feather Sound Country Club located at 2201 Feather Sound Drive, Clearwater, Florida, for the following purposes:

          1. To elect directors to serve for the ensuing year or until their successors are duly elected and qualified.

          2. To approve an amendment to the Company's 1992 Employee Stock Purchase Plan to increase by 200,000 the number of shares reserved for issuance thereunder.

          3. To approve an amendment to the Company's 1992 Stock Option Plan to increase by 400,000 shares the number of shares reserved for issuance thereunder.

          4. To ratify the appointment of KPMG Peat Marwick as independent auditors for the Company for the fiscal year ending August 31, 1997.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on December 6, 1996 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          THE BOARD OF DIRECTORS

St. Petersburg, Florida
December 26, 1996

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   IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
   REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
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

                      (This Page Intentionally Left Blank)

                              JABIL CIRCUIT, INC.

                                PROXY STATEMENT
                                      FOR
                      1996 ANNUAL MEETING OF STOCKHOLDERS

                  INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of Jabil Circuit, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, January 23, 1997 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Feather Sound Country Club located at 2201 Feather Sound Drive, Clearwater, Florida. The Company's principal executive office is located at 10800 Roosevelt Blvd., St. Petersburg, Florida 33716 and its telephone number at that location is (813) 577-9749.

     These proxy solicitation materials were mailed on or about December 26, 1996, together with the Company's 1996 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

RECORD DATE

     Only stockholders of record at the close of business on December 6, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 17,907,003 shares of the Company's Common Stock, $.001 par value, were issued and outstanding. No shares of Preferred Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of 5% or more of the Company's Common Stock, see "Other Information -- Share Ownership by Principal Stockholders and Management." The closing sales price of the Company's Common Stock on the Nasdaq National Market on the Record Date was $28.50 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the election of directors (Proposal No. 1), the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1997 Annual Meeting of Stockholders must be received by the Company no later than August 28, 1997 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

FISCAL YEAR END

     The Company's fiscal year ends August 31.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW:

            NAME               AGE                    PRINCIPAL OCCUPATION
            ----               ---                    --------------------
William D. Morean............  41   Chief Executive Officer and Chairman of the Board of the
                                      Company
Thomas A. Sansone............  47   President of the Company
Ronald J. Rapp...............  44   Executive Vice President of Operations of the Company
Lawrence J. Murphy...........  54   Executive Vice President and Director of Core Industries,
                                    Inc.
Mel S. Lavitt................  59   Managing Director of Unterberg Harris
Steven A. Raymund............  41   Chief Executive Officer and Chairman of the Board of Tech
                                    Data Corporation

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships among any of the directors and executive officers of the Company.

     Mr. Morean has served as Chief Executive Officer and Chairman of the Board since 1988 and as a director since 1978. Mr. Morean joined the Company in 1977 and assumed management of day-to-day operations the following year. Prior to serving as Chief Executive Officer and Chairman of the Board, Mr. Morean served as President and Vice President and held various operating positions.

     Mr. Sansone has served as President of the Company since September 1988 and as a director since 1983. Mr. Sansone joined the Company in 1983 as Vice President. Prior to joining Jabil, Mr. Sansone was a practicing attorney.

     Mr. Rapp has served as Executive Vice President of Operations since 1996 and as a director since September 1988. Mr. Rapp joined the Company in 1983 as Controller, was promoted to Treasurer in 1984, and was promoted to Chief Financial Officer in 1988. Prior to joining Jabil, Mr. Rapp was the Corporate Controller for Van Pelt Corporation, a wholesale distributor of steel tubing products. Before joining Van Pelt, Mr. Rapp was a certified public accountant with the accounting firm of Ernst & Ernst.

     Mr. Murphy has served as a director of the Company since September 1989. In March 1992, Mr. Murphy was elected a director of Core Industries, a diversified conglomerate where he has held various executive level positions since 1981, currently as Executive Vice President and Secretary. Prior to joining Core Industries, Mr. Murphy was a practicing attorney at the law firm of Bassey, Selesko, Couzens & Murphy, P.C. and a certified public accountant with the accounting firm of Deloitte & Touche.

     Mr. Lavitt has served as a director of the Company since September 1991. Mr. Lavitt has been Managing Director at the investment banking firm of Unterberg Harris since August 1992. From June 1987 until August 1992, Mr. Lavitt was President of Lavitt Management, a business consulting firm. From 1978 until June 1987, Mr. Lavitt served as an Administrative Managing Director for the investment banking firm of L.F. Rothschild, Unterberg, Towbin, Inc.

     Mr. Raymund began his career at Tech Data Corporation in 1981 as Operations Manager. He became Chief Operating Officer in 1981 and reached the position of Chief Executive Officer in 1986. Since 1991 he has also served as Chairman of the Board.

REQUIRED VOTE

     The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four meetings and took action by written consent seven times during the 1996 fiscal year. Each director who served as such during the fiscal year ended August 31, 1996 attended all of the meetings of the Board and the committees of the Board on which he served during that year. The Board of Directors has a Compensation Committee, a Stock Option Committee and an Audit Committee; however, it currently has no nominating committee or a committee performing a similar function.

     The Compensation Committee, which currently consists of Messrs. Raymund and Murphy, reviews and establishes specific compensation plans, salaries, bonuses and other benefits payable to the Company's executive officers. During fiscal 1996, the Compensation Committee held one meeting.

     The Stock Option Committee, which currently consists of Messrs. Morean and Sansone, administers the Company's stock option plans and the 1992 Employee Stock Purchase Plan. During fiscal 1996, the Stock Option Committee held four meetings.

     The Audit Committee, which currently consists of Messrs. Murphy and Lavitt, reviews and evaluates the results and scope of the audit and other services provided by the Company's independent auditors. During fiscal 1996, the Audit Committee held two meetings.

COMPENSATION OF DIRECTORS

     Each non-employee director receives $5,000 per calendar quarter and is entitled to reimbursement for expenses incurred in connection with his attendance at Board of Directors meetings and committee meetings. Non-employee directors are also eligible to receive stock option grants pursuant to the Company's 1992 Stock Option Plan.

                                 PROPOSAL NO. 2

           APPROVAL OF AMENDMENT OF 1992 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The 1992 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in November 1992 and was approved by the stockholders in December 1992. The Purchase Plan was amended in 1995 to increase the size of the Purchase Plan. A total of 402,500 shares have been reserved for issuance under the Purchase Plan. The Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), permits eligible employees to purchase Common Stock through payroll deductions at a price equal to 85% of the fair market value of the Common Stock at the beginning or at the end of each offering period, whichever is lower. Employees are eligible to participate after one year of employment if they are regularly employed by the Company for at least 20 hours per week and more than five months per calendar year. As of August 31, 1996, a total of 318,477 shares had been purchased under the Purchase Plan.

PROPOSAL

     In November 1996, the Board of Directors adopted an amendment to increase the aggregate number of shares reserved for issuance under the Purchase Plan by 200,000 shares, from 402,500 to 602,500 shares. At the Annual Meeting, the stockholders are being requested to approve this amendment.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Affirmative votes constituting a majority of the Votes Cast will be required to approve the amendment to the Purchase Plan.

     The continued success of the Company depends upon its ability to attract and retain highly qualified and competent employees. The Purchase Plan enhances that ability and provides additional incentive to such personnel to advance the interests of the Company and its stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF 1992 EMPLOYEE STOCK PURCHASE PLAN

     Certain features of the Purchase Plan are outlined below.

          Purpose. The purpose of the Purchase Plan is to provide employees of the Company and its subsidiary with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Purchase Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code, as amended. The provisions of the Purchase Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

          Administration. The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board (the "Administrator") and is currently administered by the Stock Option Committee of the Board. Every finding, decision and determination by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

          Eligibility. Employees are eligible to participate after one year of employment if they are regularly employed by the Company for at least 20 hours per week and more than five months per calendar year. Participation in the Purchase Plan ends automatically on termination of employment with the Company. Eligible employees may become a participant by completing a subscription agreement authorizing payroll deductions and filing it with the Company's payroll office at least ten business days prior to the applicable enrollment date.

          Offering Periods. The Purchase Plan is implemented by consecutive six month offering periods commencing on the first trading day on or after January 1 and July 1 of each year.

          Purchase Price. The purchase price per share of the shares offered under the Purchase Plan in a given offering period shall be the lower of 85% of the fair market value of the Common Stock on the enrollment date or 85% of the fair market value of the Common Stock on the exercise date. The fair market value of the Common Stock on a given date shall be the closing sale price of the Common Stock for such date as reported by the Nasdaq National Market.

          Payroll Deductions. The purchase price for the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 10% of a participant's eligible compensation, which is defined in the plan to include all regular straight time earnings and any payments for overtime, shift premiums, commissions, incentive compensation, incentive payments, regular bonuses and other compensation for a given offering period. A participant may discontinue his or her participation in the Purchase Plan at any time during the offering period. Payroll deductions shall commence on the first payday following the enrollment date, and shall end on the exercise date of the offering period unless sooner terminated as provided in the Purchase Plan.

          Grant and Exercise of Option. The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant's total payroll deductions to be accumulated prior to an exercise date by the lower of 85% of the fair market value of the Common Stock at the beginning of the offering period or on the exercise date. Unless a participant withdraws from the Purchase Plan, such participant's option for the purchase of shares will be exercised automatically on each exercise date for the maximum number of whole shares at the applicable price.

          Notwithstanding the foregoing, no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor shall any employee be granted an option which would permit the employee to buy under all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

          Withdrawal; Termination of Employment. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company. A participant may withdraw all, but not less than all, of the payroll deductions credited to such participant's account and not yet used by giving written notice to the Company.

          Transferability. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or by designation of a beneficiary as provided in the Purchase Plan) and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

          Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control. Subject to any required action by the stockholders of the Company, the shares reserved under the Purchase Plan, as well as the price per share of Common Stock covered by each option under the Purchase Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all the assets of the Company or a merger of the Company with or into another corporation, the Purchase Plan provides that each option under the plan be assumed or an equivalent option be substituted by the successor or purchaser corporation, unless the Board determines to shorten the offering period.

          Amendment and Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Purchase Plan. Except as provided in the Purchase Plan, no such termination can affect options previously granted, provided that an offering period may be terminated by the Board of Directors on any exercise date if the Board determines that the termination of the Purchase Plan is in the best interests of the Company and its stockholders. Except as provided in the Purchase Plan, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval of any amendment to the Purchase Plan in such a manner and to such a degree as required.

          Unless terminated sooner, the Purchase Plan will terminate in November 2002.

FEDERAL TAX INFORMATION FOR THE PURCHASE PLAN

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

                                 PROPOSAL NO. 3

                APPROVAL OF AMENDMENT OF 1992 STOCK OPTION PLAN

     The 1992 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors in November 1992 and was approved by the stockholders in December 1992. The Option Plan was amended in 1995 to increase the size of the Option Plan. A total of 905,000 shares have been reserved for issuance under the Option Plan. The Option Plan provides for the granting to employees (including employee officers and directors) of the Company of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("the Code") and for the granting of nonstatutory stock options and stock purchase rights to employees and consultants (including non-employee directors) of the Company. The Option Plan also permits the Company to grant stock purchase rights to purchase Common Stock of the Company either alone, in addition to, or in tandem with other awards granted under the Option Plan and/or cash awards made outside of the Option Plan. To date no stock purchase rights have been granted under the Option Plan. As of August 31, 1996, options to purchase a total of 737,940 shares were outstanding under the Option Plan, and 167,060 shares remained available for future grants (without giving effect to the increase in shares being presented to the stockholders for approval at the Annual Meeting).

PROPOSAL

     In November 1996, the Board of Directors adopted an amendment to increase the aggregate number of shares reserved for issuance under the Option Plan by 400,000 shares, from 905,000 to 1,305,000 shares. At the Annual Meeting, the stockholders are being requested to approve this amendment. The amendment to the Option Plan is proposed in order to give the Board of Directors flexibility to grant stock options. The Company believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. Moreover, option grants align the interests of the employees with the interests of the stockholders. When the Company performs well, employees are rewarded along with other stockholders. The Company believes that option grants are of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Affirmative votes constituting a majority of the Votes Cast will be required in order to approve the amendments to the Option Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF 1992 STOCK OPTION PLAN

     Certain features of the Option Plan are outlined below.

     Purpose. The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

     Administration. The Option Plan may be administered by the Board or a committee of the Board (the "Administrator"), which committee is required to be constituted to comply with Rule 16b-3 of the Exchange Act, and applicable laws. Subject to the other provisions of the Option Plan, the Administrator has the power to determine the terms of any options and stock purchase rights granted, including the exercise price, the number of shares subject to the option or stock purchase right and the exercisability thereof. The Option Plan is currently administered by the Stock Option Committee of the Board.

     Eligibility. The Option Plan provides that nonstatutory stock options and stock purchase rights may be granted to employees and consultants, including non-employee directors. Incentive stock options can be granted only to employees. An optionee who has been granted an option or a stock purchase right may, if he or she is otherwise eligible, be granted additional options or stock purchase rights. With respect to any optionee who owns stock possessing 10% or more of the voting power of all classes of stock of the Company (a "10% Stockholder"), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options granted under the Option Plan may not exceed ten years. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, there is taken into account the duties and responsibilities of the employee or consultant, the value of his or her services, his or her potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors,

     Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, the exercise price of an incentive stock option must not be less than 100% (110% if issued to a 10% Stockholder) of the fair market value of the Common Stock on the date the option is granted. For so long as the Company's Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid if no sales were reported) as quoted on such system on the last market trading day prior to the date of determination of such fair market value.

          (b) Exercise of the Option. Each stock option agreement specifies the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Administrator. Options granted under the Option Plan to date generally become exercisable over a period of 50 months at a rate of 12% of the shares subject to the option after six months from the date of grant and 2% of the shares subject to the option per month thereafter, and have a ten-year term. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to the Company.

          (c) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option is determined by the Administrator and set forth in the option agreement.

     Such form of consideration may vary for each option, and may consist entirely of cash, check, promissory note, other shares of the Company's Common Stock, any combination thereof, or any other legally permissible form of consideration as may be provided in the option agreement.

          (d) Termination of Employment. In the event an optionee's continuous status as an employee or consultant terminates for any reason (other than upon the optionee's death or disability), the optionee may exercise his or her option, but only within such period of time not to exceed twelve months from the date of such termination as is determined by the Administrator (with such determination being made at the time of grant and not exceeding ninety (90) days in the case of an incentive stock option) and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event may the option be exercised later than the expiration of the term of such option as set forth in the option agreement). Stock option agreements granting options under the Option Plan to date have generally provided that optionees may exercise their options only within 30 days from the date of termination of employment (other than for death or disability).

          (e) Disability. In the event an optionee's continuous status as an employee or consultant terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her option, but only within twelve months from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event may the option be exercised later than the expiration of the term of such option as set forth in the option agreement).

          (f) Death. In the event of an optionee's death, the optionee's estate or a person who acquired the right to exercise the deceased optionee's option by bequest or inheritance may exercise the option, but only within twelve months following the date of death, and only to the extent that the optionee was entitled to exercise it at the date of death (but in no event may the option be exercised later than the expiration of the term of such option as set forth in the option agreement).

          (g) Termination of Options. Excluding options issued to 10% Stockholders, options granted under the Option Plan expire ten years from the date of grant. No option may be exercised by any person after the expiration of its term.

          (h) Nontransferability of Options. An option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

          (i) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

          (j) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Administrator. Shares covered by options which have terminated and which were not exercised prior to termination will be returned to the Option Plan.

     Terms and Conditions of Stock Purchase Rights. Each grant of stock purchase rights under the Option Plan is evidenced by a restricted stock purchase agreement between the rightholder and the Company and is subject to the following terms and conditions.

          (a) Rights to Purchase. The Option Plan permits the Company to grant rights to purchase Common Stock of the Company either alone, in addition to, or in tandem with other awards granted under the Option Plan and/or cash awards made outside of the Option Plan. Upon the granting of a stock purchase right under the Option Plan, the Offeree is advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that the offeree shall be entitled to purchase, the price to be paid (which price shall not be less than 50% of the fair market value of the shares as of the date of the offer), and the time within which the offeree must accept such offer, which may not exceed six (6) months from the date upon which the Administrator made the determination to grant the stock purchase right. The offer must be accepted by the execution of a restricted stock purchase agreement between the Company and the Offeree.

          (b) Repurchase Option. Unless the Administrator determines otherwise, the restricted stock purchase agreement grants the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement is the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option lapses at a rate determined by the Administrator.

          (c) Other Provisions. The restricted stock purchase agreement may also contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Administrator in its sole discretion.

          (d) Rights as a Stockholder. Once the stock purchase right is exercised, the purchaser has all the rights of a stockholder of the Company.

          (e) Nontransferability of Stock Purchase Rights. A stock purchase right is nontransferable by the rightholder, other than by will or the laws of descent and distribution, and is exercisable during the rightholder's lifetime only by the rightholder. In the event of the rightholder's death, the stock purchase right may be exercised by a person who acquires the right to exercise the stock purchase rights by bequest or inheritance.

     Adjustment Upon Changes in Capitalization; Corporate Transactions. In the event of changes in the outstanding stock of the Company by reason of any stock splits, reverse stock splits, stock dividends, mergers, recapitalizations or other change in the capital structure of the Company, an appropriate adjustment shall be made by the Board of Directors in: (i) the number of shares of Common Stock subject to the Option Plan, (ii) the number and class of shares of stock subject to any option or stock purchase right outstanding under the Option Plan, and (iii) the exercise price of any such outstanding option or stock purchase right. The determination of the Board of Directors as to which adjustments shall be made shall be conclusive. In the event of a proposed dissolution or liquidation of the Company, all outstanding options and stock purchase rights will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any option and stock purchase right shall terminate as of a date fixed by the Board and give each optionee or rightholder the right to exercise his option or stock purchase right as to all or any part of the optioned or restricted stock, including shares as to which the option or stock purchase right would not otherwise be exercisable.

     In the event of a merger of the Company with or into another corporation, the sale of substantially all of the assets of the Company or the acquisition by any person, other than the Company, of fifty percent or more of the Company's then outstanding securities, each outstanding option and stock purchase right shall be assumed or an equivalent option and stock purchase right shall be substituted by the successor corporation; provided, however, if such successor or purchaser refuses to assume the then outstanding options or stock purchase rights, the Option Plan provides for the acceleration of the exercisability of all or some outstanding options and stock purchase rights.

     (g) Amendment and Termination of the Option Plan. The Board may at any time amend, alter, suspend or terminate the Option Plan. The Company shall obtain stockholder approval of any amendment to the Option Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 of the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Any amendment or termination of the Option Plan shall not affect options or stock purchase rights already granted and such options or stock purchase rights shall remain in full force and effect as if the Option Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee or rightholder and the

Company, which agreement must be in writing and signed by the optionee or rightholder and the Company. In any event, the Option Plan shall terminate in November 2002. Any options or stock purchase rights outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their terms.

FEDERAL TAX INFORMATION

     Pursuant to the Option Plan the Company may grant either "incentive stock options," as defined in Section 422 of the Code, nonstatutory options or stock purchase rights.

     An optionee who is granted an incentive stock option will not recognize regular taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or other disposition of the shares more than two years after grant of the option and one year after the exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company (collectively "Corporate Insiders"). The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is usually purchased upon exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the shares cease to be subject to substantial risk of forfeiture. The shares will generally cease to be subject to a substantial risk of forfeiture when they are no longer subject to the Company's right to repurchase the stock at the original purchase price upon the purchaser's termination of employment with the Company (i.e., as the shares "vest"). At such times, the purchaser will recognize the ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date of vesting. However, a purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, would be equal to the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period would commence on the purchase date. The ordinary income recognized by a purchaser who is an employee will be treated as wages and will be subject to tax withholding by the Company. Generally, the Company will be entitled to a tax deduction in the amount and at the time the purchaser recognizes ordinary income. Different rules may apply in the case of Corporate Insiders.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee or rightholder and the Company with respect to the grant and exercise of options and stock purchase rights under the Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                                 PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick to audit the financial statements of the Company for the fiscal year ending August 31, 1997. KPMG Peat Marwick (or its predecessor firm) has audited the Company's financial statements since the fiscal year ended August 31, 1984. A representative of KPMG Peat Marwick is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not approve the selection of KPMG Peat Marwick, the appointment of the independent auditors will be reconsidered by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                               OTHER INFORMATION

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of the Company as of December 6, 1996 by: (i) each of the Company's directors; (ii) each of the officers named in the Summary Compensation Table below; (iii) all individuals who served as directors or executive officers of the Company at fiscal year end as a group; and (iv) each person known by the Company to own beneficially 5% or more of the outstanding shares of its Common Stock. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares which the individual has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire within 60 days of December 6, 1996 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. A total of 17,907,003 shares of the Company's Common Stock were issued and outstanding as of December 6, 1996.

                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY      PERCENT
    DIRECTORS, NAMED OFFICERS AND PRINCIPAL STOCKHOLDERS         OWNED          OF TOTAL
    ----------------------------------------------------      ------------      --------
William D. Morean(1)(2)(3)(4)...............................     7,495,762       41.8%
Audrey M. Petersen(1)(2)(5).................................     3,680,250       20.5%
Thomas A. Sansone(1)(6)(7)(8)...............................     1,469,450        8.2%
Beth M. Manning(1)..........................................       606,253        3.4%
Ronald J. Rapp(1)(10).......................................       147,500         *
Timothy L. Main(11).........................................        82,000         *
Randon A. Haight(12)........................................        62,065         *
Lawrence J. Murphy(13)......................................        35,000         *
Mel S. Lavitt(14)...........................................        33,000         *
Steven S. Raymund (15)......................................         2,000         *

All directors and executive officers as a group (16           ------------       ----
  persons)(16)..............................................     9,355,491       52.2%

---------------

   * Less than 1%.

 (1) This person's mailing address is c/o Jabil Circuit, Inc., 10800 Roosevelt Boulevard, St. Petersburg, FL 33716.

 (2) Includes 3,319,000 shares held by the William E. Morean Residual Trust as to which Mr. Morean and Ms. Petersen share voting and dispositive power as members of the Management Committee created under the Trust. Ms. Petersen is also a co-trustee of the Trust.

 (3) Includes 42,113 shares held by Morean Management Company of which Mr. Morean is President.

 (4) Includes 4,123,524 shares held by Cheyenne Holding Limited, a limited partnership of which Morean Management Company is the sole general partner. Also includes 11,125 shares owned by Mr. Morean's spouse.

 (5) Includes 361,250 shares held by the Morean Limited Partnership, a North Carolina Limited Partnership, the sole general partner of which is Morean-Petersen, Inc. Ms. Petersen is the President of Morean-Petersen, Inc.

 (6) Includes options to purchase 640,200 shares exercisable within 60 days of December 6, 1996.

 (7) Includes 8,293 shares held by TAS Management, Inc. of which Mr. Sansone is President.

 (8) Includes 820,957 shares held by TASAN Limited Partnership, a limited partnership of which TAS Management, Inc. is the sole general partner.

 (9) Includes 606,253 shares held by Morean Limited Partnership, a North Carolina Limited Partnership.

(10) Includes options to purchase 125,000 shares exercisable within 60 days of December 6, 1996.

(11) Includes options to purchase 62,520 shares exercisable within 60 days of December 6, 1996.

(12) Includes options to purchase 61,600 shares exercisable within 60 days of December 6, 1996.

(13) Includes options to purchase 33,000 shares exercisable within 60 days of December 6, 1996.

(14) Represents options to purchase 33,000 shares exercisable within 60 days of December 8, 1995.

(15) Includes options to purchase 2,000 shares exercisable within 60 days of December 6, 1996.

(16) Includes options to purchase 1,022,120 shares exercisable within 60 days of December 6, 1996.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, and persons who own ten percent or more of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent or more stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

     Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the period from April 29, 1993 (the date on which the Company first became subject to Section 16(a)) until August 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and ten-percent or more stockholders were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was formed in November 1992 and is currently composed of Messrs. Raymund and Murphy. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

     No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                         EXECUTIVE OFFICER COMPENSATION

EXECUTIVE COMPENSATION TABLE

     The following table shows, as to (i) the Chief Executive Officer, and (ii) each of the four other most highly compensated executive officers (a) whose salary plus bonus exceeded $100,000 during the last fiscal year, and (b) who served as executive officers at fiscal year end, in addition to any individuals who were not serving as executive officers at fiscal year end but who, if they had been, would have been included among the four most highly compensated executive officers (collectively, the "Named Officers"), information concerning compensation paid for services to the Company in all capacities during the three fiscal years ended August 31, 1996:

                                                               ANNUAL COMPENSATION(1)        ALL OTHER
                                                   FISCAL    ---------------------------    COMPENSATION
          NAME AND PRINCIPAL POSITION               YEAR         SALARY          BONUS          (2)
          ---------------------------              ------    ---------------    --------    ------------

William D. Morean...............................    1994     $       200,000          --    $     4,094
  Chairman and Chief Executive                      1995             200,000          --          3,709
  Officer                                           1996             200,000    $400,000          8,012

Thomas A. Sansone...............................    1994             200,000          --          6,029
  President                                         1995             200,000          --          3,925
                                                    1996             200,000     400,000          8,156

Ronald J. Rapp..................................    1994             130,000          --          2,779
  Executive Vice President of Operations(3)         1995             130,000      14,978          2,679
                                                    1996             130,000     121,015          6,225

Timothy L. Main.................................    1994             133,287      60,932          3,945
  Sr. Vice President, Business                      1995             135,000      77,232          3,671
  Development(4)                                    1996             135,000     123,340          8,797

Randon A. Haight................................    1994             153,000      46,422          3,863
  Vice President, Business                          1995             153,000      39,041          3,427
  Development, Europe                               1996             162,642      47,017          8,387

---------------

(1) Compensation deferred at the election of executive is includable in the year earned.

(2) Includes amounts awarded pursuant to the Company's Profit Sharing and 401(k) Plan and life insurance premiums. For fiscal 1994 such amounts were, respectively: Morean $3,962 and $132; Sansone $5,825 and $204; Rapp $2,575 and $204; Main $3,813 and $132; and Haight $3,659 and $204. For fiscal 1995 such amounts were respectively: Morean $3,577 and $132; Sansone $3,577 and $348; Rapp $2,475 and $204; Main $3,539 and $132; and Haight $3,223 and
     $204. For fiscal 1996 such amounts were respectively: Morean $7,808 and $204; Sansone $7,808 and $348; Rapp $6,021 and $204; Main $8,665 and $132;
     Haight $8,039 and $348.

(3) Mr. Rapp was promoted from Chief Financial Officer to Executive Vice President of Operations.

(4) Mr. Main was promoted from Vice President, Business Development to Senior Vice President, Business Development.

OPTION GRANTS IN LAST FISCAL YEAR

     There were no option grants to the Named Officers during the last fiscal year.

FISCAL YEAR END OPTION VALUES

     The following table sets forth the aggregate value of unexercised options at August 31, 1996 for each Named Officer. There were no options exercised during the year ended August 31, 1996 by any such Named Officer.

                                                                                  VALUE OF UNEXERCISED
                                                NUMBER OF UNEXERCISED             IN-THE-MONEY OPTIONS
                                              OPTIONS AT FISCAL YEAR END         AT FISCAL YEAR END(1)
                                             ----------------------------    ------------------------------
                   NAME                                      EXERCISABLE     UNEXERCISABLE     EXERCISABLE
                   ----                                     -------------    -------------    -------------
William D. Morean.........................        --                --              --                 --
Thomas A. Sansone.........................        --           640,200              --          6,722,100
Ronald J. Rapp............................        --           125,000              --          1,312,500
Timothy L. Main...........................        --            62,520              --            657,825
Randon A. Haight..........................        --            61,600              --            697,312

---------------

(1) Amounts represent the $12.25 market value of the underlying securities relating to "in-the-money" options at August 31, 1996 minus the exercise price of such options.

                              CERTAIN TRANSACTIONS

     William D. Morean, the Company's Chairman of the Board and Chief Executive Officer and a principal stockholder, and Thomas A. Sansone, the Company's President and a director, have jointly and severally guaranteed repayment of the $4 million 1988 industrial revenue bond up to the entire amount due and payable (approximately $2.45 million at August 31, 1996) and the approximately $3.4 million mortgage on the Company's Auburn Hills, Michigan facility (approximately $2.6 million was outstanding at August 31, 1996). Mr. Morean, Audrey M. Petersen, Mr. Morean's mother and a principal stockholder, and Beth M. Manning, Mr. Morean's sister and a principal stockholder, have jointly and severally guaranteed repayment of the $1.88 million 1983 industrial revenue bond which financed construction of the Company's St. Petersburg facility up to the entire amount due and payable (approximately $226,000 at August 31, 1996). Messrs. Morean and Sansone and Ms. Petersen and Manning did not receive any payments or other consideration in return for their guarantees.

     On October 26, 1995, the Company completed a firm commitment underwritten public offering of shares of Common Stock. The lead underwriter of the underwriting syndicate which was engaged to effect such public offering was Unterberg Harris. Mel Lavitt, a director of the Company, is managing director of Unterberg Harris.

     All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will continue to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") has furnished the following report on the Company's executive compensation program. The Committee, which consists of two outside directors, reviews and establishes specific compensation plans, salaries, bonuses and other benefits payable to the Company's executive officers. Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the entire Board of Directors for review and approval.

     The philosophy used by the Committee in establishing compensation for executive officers, including the Chief Executive Officer and the President, is to attract, retain and motivate key personnel who contribute to long-term success of the Company, to encourage the development and the achievement of strategic objectives that enhance long-term stockholder value, and to provide a compensation package that recognizes individual contributions and Company performance. The Committee establishes the compensation of all of the Company's executive officers by considering:

     - the salaries of executive officers in similar positions in similar sized and comparable high technology companies, according to data obtained from outside, independent sources.

     - the Company's financial performance for the previous fiscal year.

     - the achievement of performance goals and objectives which were established at the start of the previous fiscal year.

     The three components of the Company's total compensation program are:

          1. Base salary: Base salary is intended to be competitive with that paid to comparable executives and is also intended to reflect consideration of an officer's experience, business judgment, and role in developing and implementing overall business strategy for the Company. Base salaries are based upon qualitative and subjective factors, and no specific formula is applied to determine the weight of each factor. For all executive officer positions, actual base salary levels are currently targeted at average levels of the competition.

          2. Bonuses: Bonuses for executive officers are intended to reflect the Company's belief that a portion of the annual compensation of the executive should be contingent upon the performance of the Company, as well as the individual's contribution. Bonuses are paid on an annual or quarterly basis and are based on qualitative and subjective factors, including the pretax profitability of the Company, business development, operational performance, and other measures of efficiency appropriate to the officer compensated.

          3. Long-Term Incentives: The Company utilizes stock options as long-term incentives to attract and retain key personnel or reward exceptional performance. Stock options are granted periodically and are based on both qualitative and subjective factors. Options are granted with an exercise price equal to the fair market value of the Company's Common Stock and current grants vest over a period of five years. This approach is designed to create stockholder value over the long-term since the options will provide value to the recipient only when the price of the stock increases above the exercise price.

     In fiscal year 1996, the Company granted no options to either the Chief Executive Officer or the President. Moreover, neither the Chief Executive Officer nor the President received a salary increase in fiscal year 1996.

                                          By the Compensation Committee

                                          Lawrence J. Murphy
                                          Steven S. Raymund

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder return for the Company, the NASDAQ Stock Market -- US Companies and the NASDAQ Stock Market -- Computer Manufacturers for the 1996 fiscal year. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                    Date        Company Index      Market Index      Peer Index
                  08/30/91                             78.727           81.734
                  09/30/91                             79.015           79.936
                  10/31/91                             81.628           28.265
                  11/29/91                             78.887           73.326
                  12/31/91                             88.525           82.510
                  01/31/92                             93.701           94.525
                  02/28/92                             95.824          100.641
                  03/31/92                             91.301           92.078
                  04/30/92                             87.386           88.370
                  05/29/92                             88.521           89.558
                  06/30/92                             85.060           81.680
                  07/31/92                             88.073           84.040
                  08/31/92                             85.381           80.727
                  09/30/92                             88.555           85.976
                  10/30/92                             92.042           95.100
                  11/30/92                             99.366          104.632
                  12/31/92                            103.024          110.911
                  01/29/93                            105.956          116.607
                  02/26/93                            102.004          106.495
                  03/31/93                            104.956          104.947
                  04/29/93        100.000             100.000          100.000
                  04/30/93        100.000             100.476           99.569
                  05/28/93        106.897             106.478          108.565
                  06/30/93        134.483             106.971          100.843
                  07/30/93         89.655             107.097           91.348
                  08/31/93        113.793             112.633           92.876
                  09/30/93        113.793             119.987           90.224
                  10/29/93        117.241             116.594           96.823
                  11/30/93        100.000             115.057           99.139
                  12/31/93        100.000             118.264          105.112
                  01/31/94        103.448             121.854          110.289
                  02/28/94        100.000             120.715          112.954
                  03/31/94         98.276             113.290          101.902
                  04/29/94         96.552             111.820           95.237
                  05/31/94         82.759             112.093           88.696
                  06/30/94         86.207             107.994           82.621
                  07/29/94         75.862             110.209           88.134
                  08/31/94         93.103             117.235           96.793
                  09/30/94         79.310             116.935          100.455
                  10/31/94         72.414             119.233          109.620
                  11/30/94         68.966             115.278          108.469
                  12/30/94         55.172             115.602          115.444
                  01/31/95         70.690             116.250          112.888
                  02/28/95         75.862             122.396          116.011
                  03/31/95         84.483             126.024          121.692
                  04/28/95         87.931             129.992          127.899
                  05/31/95         89.655             133.244          131.501
                  06/30/95        110.345             144.150          147.991
                  07/31/95        145.690             154.746          159.713
                  08/31/95        186.207             157.882          169.982
                  09/29/95        181.035             161.512          178.062
                  10/31/95        232.759             160.587          186.200
                  11/30/95        286.207             164.358          193.037
                  12/29/95        155.172             163.406          181.846
                  01/31/96         87.931             164.293          182.561
                  02/29/96        106.897             170.554          200.854
                  03/29/96        121.552             171.121          187.452
                  04/30/96        162.069             185.315          214.854
                  05/31/96        182.759             193.831          229.470
                  06/28/96        168.966             185.063          210.807
                  07/31/96        163.793             168.545          189.422
                  08/30/96        168.966             178.021          202.988

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

THE BOARD OF DIRECTORS

St. Petersburg, Florida
December 26, 1996

                      (This Page Intentionally Left Blank)

                                                                APPEXIDIX A


                              JABIL CIRCUIT, INC.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
P
R                        ANNUAL MEETING OF STOCKHOLDERS
O
X       The undersigned hereby appoints THOMAS A. SANSONE and RONALD J. RAPP, or
Y either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock of Jabil Circuit,Inc., that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Jabil Circuit, Inc., to be held at the Feather Sound Country Club, 2201 Feather Sound Drive, Clearwater, Florida, on Thursday,
   January 23, 1997, at 10:00 a.m., and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for said Meeting and in their discretion upon all other matters which may properly come before said Meeting.


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
                                                                       SIDE




/X/ Please mark
    votes as in
    this example.

    THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4.
1. Election of Directors
NOMINEES: William D. Morean, Thomas A. Sansone, Ronald J. Rapp, Lawrence J. Murphy, Mel S. Lavitt and Steven A. Raymund

          FOR                   WITHHELD                    MARK HERE
          / /                     / /                     IF YOU PLAN    / /
                                                           TO ATTEND
                                                          THE MEETING

 / /                                                       MARK HERE
                                                          FOR ADDRESS   / /
 _____________________________________________            CHANGE AND
     for all nominees except as noted above               NOTE BELOW


2. To approve an amendment to the Company's 1992        FOR   AGAINST   ABSTAIN
   Employee Stock Purchase Plan to increase by 200,000   / /     / /       / /
   shares the number of shares reserved for issuance thereunder.

3. To approve an amendment to the Company's 1992
   Stock Option Plan to increase by 400,000 shares
   the number of shares reserved for issuance
   thereunder.                                           / /     / /       / /

4. To ratify the selection of KPMG Peat Marwick as
   independent auditors for the Company.                / /      / /       / /

5. With discretionary authority on such other matters as may properly come before the meeting.

The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly in the enclosed envelope.

Please date and sign exactly as your name(s) appear on your shares. If signing for estates, trusts or corporations, your title or capacity should be stated. If shares are held jointly, each holder should sign.


Signature:______________ Date:_____________ Signature:_______________Date:______